SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2020

ARION GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-216895	35-2577375
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

16839 Gale Avenue #210
City of Industry, California 91748
(888) 991-6839
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This disclosure relates to Arion Group Corp. (the “Company”) –

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.001 par value	ARGC	OTC Markets

Item 8.01 Other Information - Extension of Time to File the Company’s 2020 - 10Q Quarterly Report for the period ended April 30, 2020 Pursuant to SECURITIES AND EXCHANGE COMMISSION [Release No. 34-88465 / March 25, 2020] ORDER UNDER SECTION 36 OF THE SECURITIES EXCHANGE ACT OF 1934 MODIFYING EXEMPTIONS FROM THE REPORTING AND PROXY DELIVERY REQUIREMENTS FOR PUBLIC COMPANIES as RELIEF PROVIDED TO Registrants or other persons impacted by COVID-19 from March 1, 2020 to July 1, 2020.

1)	The Company is relying on the Order (Release No. 34-88465) for the extension of up to 45 days after the required filing date of June 15, 2020;
2)	The Company is not in a position to file its Quarterly Report on Form 10-Q for the period ended April 30, 2020 (the “Form 10-Q”) in a timely manner (by the June 15, 2020 due date) without compromising the health and safety of key personnel involved in its completion because of the recent Coronavirus (COVID – 19) isolation from quarantines and related risks;
3)	Although the Company is relying on, and may ultimately require the full 45 days of relief, which may be necessary if the COVID- 19 Pandemic continues to impose additional burdens and delays on key personnel, it is anticipated that the Form 10-Q Quarterly Report, along with the audited financial statements and related accounting review, will be filed on or before July 30, 2020;
4)	At present, the Company is unaware of any specific risk factor or the impact of COVID-19 on its business, although no guarantee can be made of any future negative effect that may occur;
5)	In light of recent developments relating to the Coronavirus, the Company will be supplementing the risk factors in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission and, as previously stated herein, it is expected to be filed on or before July 30, 2020 with the following risk factor:

The scale and scope of the recent Coronavirus (COVID-19) outbreak and resulting pandemic is unknown and, due to this and other factors, it has the potential to result in an adverse impact on our business at least for the near term.

As the U.S. faces the novel Coronavirus Pandemic, the Company is following the recommendations of government and health authorities to minimize exposure risk for its employees and professionals. The Company will closely monitor this global health crisis and reassess its strategy and operational structure on a regular ongoing basis as the situation evolves. The rapid spread of the Coronavirus globally has also resulted in increased travel restrictions, disruption and shutdown of certain businesses in the U.S. We may experience impacts from changes in behavior related to pandemic fears, quarantines and market downturns, as well as impacts on our current goals if the virus becomes widespread in any of our areas of business. In addition, one or more of our professionals or service providers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak. The global scale and scope of the coronavirus is unknown and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time. The extent to which the coronavirus impacts the Company’s results will ultimately depend on future developments, and potentially the courts, which are highly uncertain and will include the duration of the downturn, emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus. In summary, the Company considers at least a near term possibility that the coronavirus currently has the potential to result in an adverse impact on our business, results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2020

Arion Group Corp.

By:	/s/ Mingyong Huang
Mingyong Huang, CEO/President

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